UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 30, 2013

Intermolecular, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 582-5700
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Collaborative Development Program Agreement with Guardian Industries Corp.

On December 30, 2013, we amended two collaborative development program (“CDP”) agreements that we had previously entered into with Guardian Industries Corp. (‘Guardian”). We entered into our first CDP agreement with Guardian in February 2010 to collaborate on research and development tasks relating to liquid coatings for flat glass. We entered into our second CDP agreement with Guardian in July 2010 to collaborate on research and development tasks relating to sputtered coatings for flat glass. Prior to this amendment, the agreements were amended effective January 1, 2012 (“First Amendment”).

This most recent amendment is effective as of December 31, 2013, and as amended, the period of development activities under our CDPs with Guardian will be extended for one (1) month through January 31, 2014 (“Interim Extension Period”), with Guardian paying us the same monthly fee for our resources as agreed by the parties in the First Amendment.

The development activity under both agreements will end on January 31, 2014, unless extended by mutual agreement. The parties are in negotiations to finalize the terms of an extension for both CDPs beyond the Interim Extension Period. However, there is no assurance that such a transaction will be consummated.

The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the amendment that will subsequently be filed as an exhibit to our Annual Report on Form 10-K as required by SEC rules.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: December 30, 2013	By:	/s/ DAVID E. LAZOVSKY
David E. Lazovsky
President and Chief Executive Officer